     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1996


                                                      REGISTRATION NO. 333-00122
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             PALMER WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   4812                                  65-0456627
   (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                 Identification Number)

                            ------------------------

                             12800 UNIVERSITY DRIVE
                         FORT MYERS, FLORIDA 33907-5333
                                 (941) 433-4350
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                                WILLIAM J. RYAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             PALMER WIRELESS, INC.
                             12800 UNIVERSITY DRIVE
                         FORT MYERS, FLORIDA 33907-5333
                                 (941) 433-4350
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:

         DAVID B.H. MARTIN, JR., ESQ.                          JOHN T. GAFFNEY, ESQ.
            HOGAN & HARTSON L.L.P.                            CRAVATH, SWAINE & MOORE
          555 THIRTEENTH STREET, N.W.                            825 EIGHTH AVENUE
            WASHINGTON, D.C. 20004                         NEW YORK, NEW YORK 10019-7475
                (202) 637-5600                                    (212) 474-1000

                              ==================

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                                    PART II


     This Amendment No. 4 is being filed solely to update the Exhibits to the Registration Statement.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

EXHIBIT
NUMBER                                           DESCRIPTION
- -------     --------------------------------------------------------------------------------------
 1       -- Form of Underwriting Agreement(a)
 3.1     -- Restated Certificate of Incorporation of the Company(b)
 3.2     -- Bylaws of the Company(b)
 4.1     -- A copy of the specimen certificate for shares of the Company's Class A Common Stock(b)
 4.2     -- Registration Rights Agreement, dated March 21, 1995(b)
 5       -- Opinion regarding legality of shares being registered
10.1     -- Tower Lease Agreement between FMT, Ltd., a subsidiary of the Company and PCI(b)
10.2     -- Computer Services Agreement dated March 21, 1995 between the Company and PCI(c)
10.3     -- Tax Consulting Agreement dated January 1, 1995 between the Company and PCI(b)
10.4     -- Transitional Management and Administrative Services Agreement dated March 21, 1995 between the Company and PCI(c)
10.5     -- PCI Non-Competition Agreement dated March 21, 1995 between the Company and PCI(c)
10.6     -- Employment Agreement dated March 21, 1995 between the Company and Mr. Ryan(c)
10.7     -- Employment Agreement dated March 21, 1995 between the Company and Mr. Engelhardt(c)
10.8     -- Employment Agreement dated March 21, 1995 between the Company and Mr. Wisehart(c)
10.9     -- Employment Agreement dated March 21, 1995 between the Company and Mr. Hensen(c)
10.10    -- Employment Agreement dated March 21, 1995 between the Company and Mr. Meehan(c)
10.11    -- Palmer Wireless, Inc. 1995 Stock Option Plan dated February 10, 1995(c)
10.12    -- Palmer Wireless, Inc. 1995 Directors Stock Option Plan dated February 10, 1995(c)
10.13    -- Palmer Wireless, Inc. Employee Stock Purchase Plan dated October 27, 1995(d)
10.14    -- Palmer Wireless, Inc. Director Stock Purchase Plan dated October 27, 1995(d)
10.15    -- Service Mark Licensing Agreements between the Company and Cellular One Group(b)
10.16    -- Services Agreement between the Company and the North American Cellular Network(b)
10.17    -- Purchase Agreement between the Company and Northern Telecom, Inc.(b)
10.18    -- Agreement between the Company and Motorola, Inc.(b)
10.19    -- Management Agreement between the Company and PCI(b)
10.20    -- Services Agreement between the Company and MCI Telecommunications Corporation(b)
10.21    -- Acquisition Agreement dated as of May 26, 1994 by and among Southeast Georgia Cellular
            Limited Partnership, Georgia 12 Cellular Limited Partnership, Georgia 12 Cellular
            Limited Partnership, Palmer Cellular Partnership and BJV, L.P.(b)
10.22    -- Paying Agent Agreement dated as of October 28, 1994 by and among NationsBank of North
            Carolina, N.A., SC Georgia Holdings Limited Partnership, FGI Cellular Management,
            Inc., Sterling Cellular Holdings Limited Partnership, PalmerCellular Partnership and
            BJV, L.P.(b)
10.23    -- Termination Agreement dated November 15, 1994 by Palmer Cellular Partnership(b)
10.24    -- Cellular Supply Agreement dated October 21, 1994 by and between Palmer Cellular
            Partnership and Northern Telecom Inc.(b)
10.25    -- Software License and Maintenance Agreement dated May 27, 1994 by and between Coral
            Systems, Inc. and Palmer Cellular Partnership(b)
10.26    -- Stock Purchase Agreement dated August 24, 1995 by and between Palmer Wireless
            Holdings, Inc. and GTE Mobile Communications Incorporated(e)

EXHIBIT
NUMBER                                           DESCRIPTION
- -------     --------------------------------------------------------------------------------------
10.27    -- Third Amended and Restated Loan Agreement dated as of December 1, 1995 by and among
            Palmer Wireless, Inc., PNC Bank, N.A., The Toronto-Dominion Bank, NationsBank of
            Texas, N.A., Corestates Bank, N.A., First National Bank of Maryland, NatWest Bank,
            N.A., The First National Bank of Boston, CIBC Inc., First Union National Bank of North
            Carolina, Royal Bank of Canada, Shawmut Bank Connecticut, N.A., Union Bank, Bank of
            Hawaii, Banque Nationale de Paris, and Toronto Dominion (Texas), Inc., Merita Bank
            Ltd., Bank of Montreal (Chicago Branch), Compagnie Financiere DE CIC Et DE L'Union
            Europeene, First Hawaiian Bank, Pearl Street L.P., Societe Generale, The Bank of
            California, N.A.(f)
10.28    -- Asset Acquisition Agreement by and among Horizon Cellular Telephone Company of
            Spalding, L.P., Columbus Cellular Telephone Company and Macon Cellular Telephone
            Systems Limited Partnership, dated March 22, 1996.(g)
10.29    -- Sale and Purchase Agreement by and between United States Cellular Corporation, USCOC of Georgia RSA #1, Inc. and Palmer Wireless Holdings, Inc., dated April 23, 1996.(h)
15.1     -- Unaudited interim financial information letter of KPMG Peat Marwick LLP(a)
15.2     -- Ernst & Young LLP letter regarding review of unaudited interim financial information(a)
15.3     -- Unaudited interim financial information letter of Arthur Andersen LLP(a)
21       -- Subsidiaries of the Company(a)
23.1     -- Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)(a)
23.2     -- Consent of KPMG Peat Marwick LLP
23.3     -- Consents of Arthur Andersen LLP
23.4     -- Consent of Ernst & Young LLP
24       -- Power of Attorney(a)


- ---------------
(a) Previously filed.

(b) Incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1 (Registration No. 33-75218).

(c) Incorporated by reference to the Exhibits to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1995 (File No. 0-255-88) which was filed with the Commission on May 12, 1995.

(d) Incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-8 (File No. 33-99170) which was filed with the Commission on November 9, 1995.

(e) Incorporated by reference to Exhibit No. 2 to the Company's Current Report on Form 8-K which was filed with the Commission on August 30, 1995.

(f) Incorporated by reference to the Exhibits to the Company's Current Report on Form 8-K which was filed with the Commission on December 14, 1995.

(g) Incorporated by reference to the Exhibits to the Company's Current Report on Form 8-K which was filed with the Commission on April 9, 1996.

(h) Incorporated by reference to the Exhibits to the Company's Current Report on Form 8-K which was filed with the Commission on May 1, 1996.

     (b) Financial Statement Schedules.

     The following financial statement schedule has been previously filed:

          II Valuation and Qualifying Accounts
          -------------------------------------------------
          (incorporated by reference from Financial Statement Schedule VIII filed with Amendment No. 3 to the Registration Statement on Form S-1 (File No. 33-75218) which was filed with the Commission on April 14,
        1994).

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Company has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on the 10th day of June, 1996.


                                         PALMER WIRELESS, INC.

                                         By /s/      WILLIAM J. RYAN
                                            ------------------------------------
                                            William J. Ryan
                                            Director, President and
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



            SIGNATURES                                   TITLE                            DATE
- -----------------------------------    ------------------------------------------    --------------
                                       Director, President and Chief Executive       June 10, 1996
       /s/ WILLIAM J. RYAN               Officer (Principal Executive Officer)
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          William J. Ryan

                    *                  Vice President, Treasurer and Chief           June 10, 1996
- -----------------------------------      Financial Officer (Principal Financial
         M. Wayne Wisehart               Officer and Principal Accounting
                                         Officer)


                    *                  Director, Executive Vice President            June 10, 1996
- -----------------------------------      and Secretary
       Robert G. Engelhardt

                    *                  Director                                      June 10, 1996
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     Thomas D. McCloskey, Jr.

                    *                  Director                                      June 10, 1996
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         Kermit S. Sutton

                    *                  Director                                      June 10, 1996
- -----------------------------------
         Vickie A. Palmer

                    *                  Director                                      June 10, 1996
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          James S. Cownie

                    *                  Director                                      June 10, 1996
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         Clark R. Mandigo


    * By: /s/ WILLIAM J. RYAN
         --------------------------
              William J. Ryan
              Attorney-in-fact